UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2019

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

______________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2019, KAR Auction Services, Inc. (the “Company”) issued a press release announcing that Peter J. Kelly, former President of Digital Services and Chief Technology Officer, has been promoted to the newly created position of President of the Company, effective January 7, 2019.

Mr. Kelly, 50, has been the President of Digital Services since December 2014 and the Chief Technology Officer since June 2013. Mr. Kelly was the President and Chief Executive Officer of Openlane from February 2011 to June 2013. Previously, Mr. Kelly was President and Chief Financial Officer of Openlane from February 2010 to February 2011. Mr. Kelly was a co-founder of Openlane in 1999 and served in a number of executive roles at Openlane from 1999 to 2010.

There was not and is not any arrangement or understanding between Mr. Kelly and any other person pursuant to which he was selected to this position. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Kelly and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Kelly and the Company that would be required to be reported.

In connection with his appointment to his new position, the Company entered into an amendment to Mr. Kelly’s employment agreement (the “Amendment to the Employment Agreement”). Pursuant to the Amendment to the Employment Agreement, Mr. Kelly’s annual base salary was increased to $600,000, effective as of the date of the appointment. Mr. Kelly will continue to be eligible to participate in the KAR Auction Services, Inc. Annual Incentive Program (at a target incentive opportunity of 100% of base salary following the appointment) and the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (with a recommended long-term incentive grant for the upcoming year at a target opportunity equal to 200% of base pay) and will continue to be subject to the Company’s stock ownership guidelines and requirements. In addition, Mr. Kelly will be provided relocation benefits pursuant to the Company’s standard executive relocation policy. Details regarding base salary determinations, the KAR Auction Services, Inc. Annual Incentive Program and the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on April 24, 2018.

The foregoing description of the Amendment to the Employment Agreement with Mr. Kelly does not purport to be complete and is qualified in its entirety by reference to the full text of the referenced agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Item 7.01    Regulation FD Disclosure.
A copy of the Company’s press release relating to the announcement described in Item 5.02, dated January 8, 2019, is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Number        Exhibit

        99.1        Press Release, dated January 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KAR Auction Services, Inc.

Date: January 8, 2019	By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Chief Legal Officer and Secretary